UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

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PROXY STATEMENT

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Texas Pacific Land Trust

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Texas Pacific Land Trust Sends Letter to Shareholders Highlighting
Skills and Experience of Trustee Candidate General Don Cook

Shareholders Will Benefit from General Cook’s Extensive Public Company Leadership Experience

DALLAS (April 15, 2019) – The Board of Trustees of Texas Pacific Land Trust (NYSE: TPL) (the “Trust”) today sent a letter to shareholders providing further information about the skills and experience of General Donald “Don” G. Cook, the Trust’s candidate for election as a Trustee at the Special Meeting scheduled for May 22, 2019. The Trustees believe that shareholders will benefit from General Cook’s extensive public company board experience, his expertise in corporate governance and his leadership capabilities, which will enhance the Trust and its ability to continue delivering exceptional shareholder value. The Trust urges its shareholders to vote FOR General Cook by using the BLUE proxy card.

The letter follows:

Contacts:

Media:

Abernathy MacGregor

Sydney Isaacs / Jeremy Jacobs

(713) 343-0427 / (212) 371-5999

sri@abmac.com / jrj@abmac.com

Investor Relations:

MacKenzie Partners

Paul Schulman / David Whissel

(212) 929-5500 or (800) 322-2885

pschulman@mackenziepartners.com

###

Texas Pacific
Land Trust

1700 Pacific Ave., Ste. 2770
Dallas, TX 75201

April 15, 2019

Dear Texas Pacific Land Trust Shareholders,

General Don Cook, USAF, Retired

As we recently shared with you, a special meeting of shareholders on May 22 will give you the opportunity to elect a new Trustee to oversee Texas Pacific Land Trust (NYSE: TPL). **This critically important decision will affect the future of your investment. We urge you to vote FOR Four-star General Donald "Don" G. Cook using the BLUE proxy card**. You can also read more information by visiting **www.TrustTPL.com**.

Meet Four-Star General Don Cook, USAF (Retired)

Based on feedback we received from our shareholders, who sought a nominee with extensive leadership and public company board experience, we have given considerable time and thought to identifying the most qualified new Trustee for TPL. We considered more than 15 candidates for the position, and General Cook stood head and shoulders above the rest.

A Trusted Company Board Member

General Cook brings to the Trust and its shareholders extensive experience serving on the boards of public and private companies. He has served on the boards of Crane Co. (since 2005); Cybernance, Inc. (since 2016); USAA Federal Savings Bank (2007-2018); U.S. Security Associates Inc., a Goldman Sachs portfolio company (2011-2018); and Hawker Beechcraft Inc. (2007-2014). General Cook also served on the board of Burlington Northern Santa Fe Railroad for five years until it was sold to Berkshire Hathaway in 2010 in a $44 billion transaction. He also consults for Lockheed Martin Corporation.

Deep Knowledge of Corporate Governance and Compliance

General Cook is a recognized expert in corporate governance, having previously served as the Chairman of the National Association of Corporate Directors (San Antonio, Texas chapter), a group recognized as the authority on leading boardroom practices. In his service on numerous boards of directors, he has been the chairman of the nominating and governance committee of Crane Co., a $5 billion market cap company, and the chair or member of the nominating, governance, executive, compensation and audit committees of numerous other companies. General Cook is exceptionally suited to assist the other Trustees in evaluating potential changes to the Trust's corporate governance structures and accelerating efforts already underway to enhance transparency. This work includes evaluating corporate strategy and capital allocation, holding the management team accountable and always being open to options that are in the best interests of all shareholders.

General Donald G. Cook

- Has served on six public and private company boards of directors, bringing exceptional experience evaluating a range of alternatives to enhance shareholder value
- Expert on corporate governance
- Extensive experience evaluating transactions, including a $44 billion transaction with Berkshire Hathaway
- Decades of leadership in the Air Force, retiring as a four-star General, demonstrating exceptional ability to foster positive working relationships with multiple stakeholder groups
- Independent candidate who has committed to judiciously evaluating all options for the best interests of all shareholders
- Lives in Texas, and knows its business culture

Professional, Cooperative and Diplomatic Leader

General Cook has expressed tremendous excitement about working with the growing team of TPL employees and ensuring they have access to the resources they need to do their jobs safely and effectively. During our correspondence with General Cook about a potential nomination to serve as TPL's next Trustee, he exemplified the professionalism of a veteran public company director, completing the Trust's extensive candidate questionnaire within 24 hours so that we could thoroughly evaluate his candidacy. By contrast, the dissident nominee, Eric L. Oliver, refused to complete even one question on the candidate questionnaire, which raises concerns about whether Mr. Oliver has any conflicts or other issues he seeks to conceal.

As you know, the current Trustees have overseen total shareholder returns of 475% in the five years preceding the start of the dissidents' campaign.[1] We are confident that General Cook is the most qualified candidate to guide the Trust as we evaluate ways in which to continue creating value for shareholders, building on our tremendous momentum to date.

A Clear Choice — Between Experience and Recklessness

Unfortunately, the Trust could face a very different future if Mr. Oliver is elected. While the Trustees approached the dissident group in order to identify a mutually acceptable independent candidate and thereby avoid a costly and disruptive proxy contest, the dissidents refused to consider any candidate other than Mr. Oliver and turned down the opportunity to even discuss a compromise candidate.

In addition, the dissident group has represented in its SEC filings that it will seek reimbursement from YOU, the shareholders, for the dissidents' expenses in conducting their proxy contest – and they do not intend to have a vote on this:

> ***"To the extent legally permissible, if successful in the election of Mr. Oliver, the [dissidents] currently intend to seek reimbursement from the Trust for the costs of this solicitation. The [dissidents] do not currently intend to submit the question of such reimbursement to a vote of the holders of Shares."*** [2]

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1 Total return includes stock price appreciation and reinvested dividends.

2 See p. 10 of the Proxy Statement of the dissident group dated April 8, 2019. While the incumbent Trustees intend to vote against such a reimbursement, and we believe that the Trust should not be legally obligated to reimburse Mr. Oliver, we cannot exclude the possibility that Mr. Oliver will file a lawsuit to compel the Trust and its shareholders to pay for his proxy campaign and the advisor team he chose to employ.

We are concerned that this is just one of several examples of Mr. Oliver's goals and objectives being out of alignment with the best interests of the Trust and **all** shareholders. Mr. Oliver has extremely limited public company board experience. He has served as a director of only one public company, a micro-cap company with a $43.8 million[3] market cap trading on the "pink sheets" because it was deregistered by the SEC and delisted from the New York Stock Exchange. In the past Mr. Oliver aggressively lobbied the Trust to convert to a Master Limited Partnership (MLP), which external tax experts concluded would have resulted in significant adverse tax consequences for the Trust and its shareholders. He has also advocated for selling TPL's water business, despite tremendous future growth potential that could increase shareholder value far more than a short-term sale.

A Trustee's lifetime appointment should be weighed with careful consideration and with the right motivations, with the goal of maximizing long-term value.

We are confident that General Cook is committed to the best interests of our shareholders, and we urge you to vote TODAY for General Cook on the BLUE proxy card. We urge you NOT to sign or return any white proxy cards you may receive from the dissident group. If you have previously voted using the white proxy, you can still change your vote by using the BLUE proxy card to vote for General Cook.

Only your latest-dated vote will count. You can also read more information and vote your shares by visiting www.TrustTPL.com.

Thank you for your support.

Sincerely,

John R. Norris III and David E. Barry

Trustees

Vote "FOR" on Blue Proxy

Discard White Proxy

[3] As of April 12, 2019.

If you have any questions or need assistance in voting your shares, please contact the Trust's proxy solicitor:

MacKenzie Partners
1407 Broadway, 27th Floor
New York, New York 10018
(212) 929-5500 or call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com

Forward-Looking Statements

This letter may contain statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this letter, other than statements of historical fact, are "forward-looking statements" for purposes of these provisions, including statements regarding Texas Pacific's future operations and prospects, the markets for real estate in the areas in which Texas Pacific owns real estate, applicable zoning regulations, the markets for oil and gas, production limits on prorated oil and gas wells authorized by the Railroad Commission of Texas, expected competitions, management's intent, beliefs or current expectations with respect to Texas Pacific's future financial performance and other matters. Texas Pacific cautions readers that various factors could cause its actual financial and operational results to differ materially from those indicated by forward-looking statements made from time-to-time in news releases, reports, proxy statements and other written communications, as well as oral statements made from time to time by representatives of Texas Pacific. The following factors, as well as any other cautionary language included in this letter, provide examples of risks, uncertainties and events beyond our control that may cause Texas Pacific's actual results to differ materially from the expectations Texas Pacific describes in such forward-looking statements: global economic conditions; market prices of oil and gas; the demand for water services by operators in the Permian Basin; the impact of government regulation; the impact of competition; the continued service of key management personnel; and other risks and uncertainties disclosed in Texas Pacific's annual reports on Form 10-K and quarterly reports on Form 10-Q. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors that affect the subject of these statements, except where we are expressly required to do so by law.